Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Jeff Bergau jeff.bergau@arcadiabio.com +1-312-217-0419

ARCADIA BIOSCIENCES ANNOUNCES SECOND QUARTER AND FIRST-HALF 2018

FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS

DAVIS, Calif. (August 8, 2018) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), an agricultural food ingredient company, today released its financial and business results for the second quarter and first half of 2018.

“Arcadia’s focus in the second quarter was on building the critical commercial capabilities needed to launch our GoodWheatTM portfolio of added-value, non-GM wheat ingredients,” said Raj Ketkar. “We added Reduced Gluten wheat, and we are expanding our grower base to prepare for the commercial launch of our Resistant Starch wheat in 2019.”

“Data from our HB4 drought tolerant soybeans in Argentina showed positive results in the 2017-2018 season trials for adapted breeding lines, and just recently our non-GM Extended Shelf Life tomatoes achieved a technical milestone with our partner in India,” he added. “We anticipate that three products – GoodWheat, HB4 drought tolerant soybeans and Extended Shelf Life tomatoes – will be launched commercially in the next 12 to 18 months.”

Q2 2018 Operating and Financial Highlights

•

Completed $14M Financing to Support Commercialization Plans. Arcadia closed a registered direct offering for $14 million in Q2 to support commercialization activities for its portfolio of health and nutrition products.

•

Collaboration with Farmers Business Network (FBN) to expand GoodWheat production. Arcadia formed a partnership with FBN to expand the grower base for its GoodWheat products and scale production to meet the anticipated demand following the commercial launch of Resistant Starch (RS) GoodWheat in 2019. The FBN farmer member base, which represents over 24 million acres in the U.S. and Canada, will have access to Arcadia’s specialty, identity-preserved GoodWheat, enabling them to earn a premium over commodity wheat and improve the economics of wheat production.

•

Reduced Gluten Wheat added to GoodWheat Branded Ingredients Platform. Arcadia expanded its GoodWheat portfolio with Reduced Gluten (RG) wheat and plans to have lines available for commercial testing by the end of the year. Arcadia’s RG wheat product is a non-GM, patent-pending, identity-preserved specialty wheat in which allergenic glutens have been reduced by 75 percent while the levels of glutens important for baking are not changed. With the growing number of consumers making a conscious effort to reduce gluten in their diets, Arcadia believes its RG wheat represents a rich and untapped opportunity for specialty products and unique brand extensions.

•

New Directors Bring Consumer Food Industry and Financial Expertise. Albert D. Bolles, Ph.D., former executive vice president, chief technology and operations officer of ConAgra Foods, joined the Arcadia board in Q2. Bolles is a prominent consumer food industry executive and will be instrumental in helping Arcadia build the industry relationships and commercial capabilities needed to bring its GoodWheat products to market. Lilian Shackelford Murray also joined the board in Q2. Murray has more than 33 years of financial and management experience as an advisor, investment banker and managing director in the biotech and healthcare industries. She was an early investor in the TILLING technology that underpins Arcadia’s non-GM health and nutrition portfolio, and previously served as an observer to the board from 2007 to 2015.

•

Stacked Traits in Rice Increase Yields. Arcadia announced field trial results for its triple-stack technology, featuring nitrogen use efficiency (NUE), water use efficiency (WUE) and salinity tolerance (ST) in rice. The trait demonstrated double-digit yield increases in two crop seasons of field trials.

Q3 Achievements and Strategic Outlook

•

HB4 Drought Tolerant Soybeans Improve Yields in Field Trials.  During the 2017-18 field trial season in Argentina, HB4 Drought Tolerant soybeans showed improved yields in under drought conditions in elite breeding lines. More than 50 million of the world's soybean hectares are grown in Argentina and Brazil, a region that has experienced significant drought conditions in recent years. Verdeca estimates that 30 percent of these hectares are the addressable market for the HB4 trait. In preparation for the commercialization of drought tolerant soybeans, Arcadia's joint venture with Bioceres, Verdeca, hired Martin Mariani Ventura, a seasoned agriculture executive with over 20 years of experience in marketing and commercialization of new products, as General Manager. The technology is being introduced to farmers at the AAPRESID Congress in Argentina this week.

•

Extended Shelf Life Tomatoes Achieve Milestone. Arcadia recently reached a technical milestone with partner Shriram Bioseed in India for Extended Shelf Life tomatoes. This non-GM trait is bred to fully ripen on the vine yet remain durable enough to survive the packing and shipping process, reducing post harvest damage and costly waste. Field trial results over multiple seasons in multiple varieties showed significant improvements in field yield, firmness, shelf life and color development. These new hybrids are in the pre-commercial, wide area testing phase and commercial launch is anticipated in 2019.

•

Advancing GoodWheat Commercialization Plan. Arcadia’s focus in Q3 will be on building and expanding partnerships throughout the wheat supply chain with growers, seed companies, millers and food companies. The first product in the GoodWheat portfolio, Resistant Starch wheat, is anticipated to be commercially available in 2019, so these partnerships will be key to launching innovative wheat ingredients and forming the foundation of a long-term, sustainable business.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Favorable / (Unfavorable)		2018	2017	Favorable / (Unfavorable)
			$	%			$	%
Total Revenues	436	991	(555)	(56)%	650	2,009	(1,359)	(68)%
Total Operating Expenses	5,014	4,728	(286)	(6)%	9,067	9,709	642	7%
Loss From Operations	(4,578)	(3,737)	(841)	23%	(8,417)	(7,700)	(717)	9%
Net Loss and Net Loss Attributable to Common Stockholders	(6,669)	(4,006)	(2,663)	(66)%	(17,284)	(8,222)	(9,062)	110%

Revenues

In the second quarter of 2018, total revenues were $436,000 compared to revenues of $991,000 in the second quarter of 2017, a 56 percent decrease. The quarter-over-quarter decrease was driven mainly by a $535,000 reduction in our contract research and government grant revenue due to a short-term research contract in the second quarter of 2017 that was not present in 2018, as well as the completion of government grants during 2017. In the first half of 2018, overall revenues decreased by $1.4 million from $2.0 million to $650,000, driven again by the decrease in contract research and government grant revenue. Over the next 12 to 36 months, as the company transitions to its new focus on health and nutrition quality products, Arcadia expects revenue from government grants, research contracts and license revenues to be replaced by product and trait revenues.

Operating Expenses

In the second quarter of 2018, operating expenses totaled $5.0 million, up slightly from $4.7 million in the second quarter of 2017, an increase of $286,000 or 6 percent. Cost of product revenues was $155,000, or 134 percent, higher in the second quarter of 2018 than in the second quarter of 2017 due to a write-down of our GLA inventory in the amount of $177,000. Research and development (R&D) spending was $125,000 higher, mainly in support of Verdeca, while general and administrative (SG&A) costs were even with the same quarter in 2017. For the first half of 2018, total operating expenses were $9.1 million, compared with $9.7 million during the same period in 2017, a reduction of $642,000 or 7 percent. Cost of product revenues increased by $85,000, or 38 percent, as a result of the GLA inventory write-down. R&D spending was $302,000 or 9 percent less, primarily the effect of the termination of a license and contract research agreement at the end of 2017, while SG&A expenses decreased by $425,000 or 7 percent, due largely to lower salary and benefit, as well as lower advisory, costs.

Net Loss and Net Loss Attributable to Common Stockholders

Net loss and net loss attributable to common stockholders for the second quarter of 2018 was $6.7 million, a 66 percent increase from the $4.0 million loss in the second quarter of 2017. Net loss and net loss attributable to common stockholders for the first half of 2018 was $17.3 million, compared to $8.2 million for the first half of 2017. The increase for both periods was driven primarily by the initial recognition, and subsequent fair value remeasurement, of the liabilities associated with the PIPE financing, as well as offering costs associated with both the PIPE and the registered direct offering. These amounts totaled $2.2 million and $9.0 million for the second quarter and first half of 2018, respectively.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, August 8, to discuss second-quarter and first-half financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:	+1-844-243-4690
International Dial-In:	+1-225-283-0138
Passcode:	7493459

A live webcast of the conference call will be available on the “Investors” section of the Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) develops and markets high-value food ingredients and nutritional oils that help meet consumer demand for a healthier diet. Arcadia’s GoodWheatTM branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. The company’s agricultural traits are being developed to enable farmers around the world to be more productive and minimize the impact of agriculture on the environment. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to components of the company’s long-term financial success; the company’s traits, commercial products, and collaborations; and the company’s ability to manage the regulatory processes for its traits and commercial products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ ability to develop commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2017. These documents are on the SEC Filings section of the “Investors” section of the company’s website at www.arcadiabio.com.  All information provided in this release and in the attachments is as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$9,667	$9,125
Short-term investments	18,931	3,898
Accounts receivable	180	1,231
Unbilled revenue	106	4
Inventories — current	282	229
Prepaid expenses and other current assets	800	560
Total current assets	29,966	15,047
Property and equipment, net	270	299
Inventories — noncurrent	889	1,168
Other noncurrent assets	7	56
Total assets	$31,132	$16,570
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,441	$2,496
Amounts due to related parties	12	29
Unearned revenue — current	470	1,000
Total current liabilities	2,923	3,525
Unearned revenue — noncurrent	—	2,038
Common stock warrant liabilities	17,079	—
Other noncurrent liabilities	3,000	3,000
Total liabilities	23,002	8,563
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of June 30, 2018 and December 31, 2017; 4,774,364 and 2,134,154 shares issued and outstanding as of June 30, 2018 and December 31, 2017	45	42
Additional paid-in capital	190,255	175,223
Accumulated deficit	(182,170)	(167,257)
Accumulated other comprehensive loss	—	(1)
Total stockholders’ equity	8,130	8,007
Total liabilities and stockholders’ equity	$31,132	$16,570

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Product	$188	$195	$249	$400
License	90	103	90	209
Contract research and government grants	158	693	311	1,400
Total revenues	436	991	650	2,009
Operating expenses:
Cost of product revenues	271	116	307	222
Research and development	1,794	1,669	3,190	3,492
Selling, general and administrative	2,949	2,943	5,570	5,995
Total operating expenses	5,014	4,728	9,067	9,709
Loss from operations	(4,578)	(3,737)	(8,417)	(7,700)
Interest expense	—	(365)	—	(704)
Other income, net	94	104	132	200
Initial loss on common stock warrant and common stock adjustment feature liability	—	—	(4,000)	—
Change in fair value of common stock warrant liabilities and common stock adjustment feature liability	(535)	—	(2,435)	—
Offering costs	(1,639)	—	(2,543)	—
Net loss before income taxes	(6,658)	(3,998)	(17,263)	(8,204)
Income tax provision	(11)	(8)	(21)	(18)
Net loss	$(6,669)	$(4,006)	$(17,284)	$(8,222)
Net loss per share attributable to common stockholders:
Basic and diluted	$(2.02)	$(1.88)	$(6.29)	$(3.77)
Weighted-average number of shares used in per share calculations:
Basic and diluted	3,307,667	2,133,241	2,746,931	2,178,647
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	—	7	1	6
Other comprehensive income	—	7	1	6
Comprehensive loss attributable to common stockholders	$(6,669)	$(3,999)	$(17,283)	$(8,216)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

(In thousands, except share data)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss)	Total Stockholders’ Equity
	Shares	Amount
Balance at January 1, 2017	2,224,384	$44	$173,723	$(151,550)	$(19)	$22,198
Issuance of shares related to employee stock purchase plan	1,964	—	24	—	—	24
Stock-based compensation	—	—	1,474	—	—	1,474
Other comprehensive income	—	—	—	—	18	18
Exchange of membership interest in unconsolidated entity for common stock	(92,194)	(2)	2	—	—	—
Net loss	—	—	—	(15,707)	—	(15,707)
Balance at December 31, 2017	2,134,153	$42	$175,223	$(167,257)	$(1)	$8,007
Impact of adoption of Topic 606 (Note 5)	—	—	—	2,371	—	2,371
Issuance of shares related to employee stock option exercises	44,354	—	963	—	—	963
Issuance of shares related to employee stock purchase plan	567	—	3	—	—	3
Issuance of shares related to Purchase Agreement	1,201,634	1	(1)	—	—	—
Issuance of placement agent warrants related to Purchase Agreement	—	—	526	—	—	526
Reclassification of common stock adjustment feature liability balance	—	—	8,378	—	—	8,378
Issuance of shares related to June Offering	1,392,345	2	4,976	—	—	4,978
Offering costs related to June Offering	—	—	(896)	—	—	(896)
Issuance of placement agent warrants related to June Offering	—	—	427	—	—	427
Stock-based compensation	—	—	656	—	—	656
Issuance of shares related to reverse stock split	1,311	—	—	—	—	—
Other comprehensive income	—	—	—	—	1	1
Net loss	—	—	—	(17,284)	—	(17,284)
Balance at June 30, 2018	4,774,364	$45	$190,255	$(182,170)	$—	$8,130

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,284)	$(8,222)
Adjustments to reconcile net loss to cash used in operating activities:
Initial loss on common stock warrant and common stock adjustment feature liabilities	4,000	—
Change in fair value of common stock warrant liabilities and common stock adjustment feature liability	2,435	—
Offering costs	2,543	—
Depreciation and amortization	98	146
Gain on disposal of equipment	(3)	(3)
Net amortization of investment premium	(27)	(65)
Stock-based compensation	656	760
Accretion of debt discount	—	99
Changes in operating assets and liabilities:
Accounts receivable	1,051	(83)
Unbilled revenue	(102)	43
Inventories	226	140
Prepaid expenses and other current assets	(245)	(603)
Other noncurrent assets	—	(327)
Accounts payable and accrued expenses	(52)	(525)
Amounts due to related parties	(17)	(3)
Unearned revenue	(197)	(274)
Net cash used in operating activities	(6,918)	(8,917)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	9	4
Purchases of property and equipment	(68)	(58)
Purchases of investments	(18,908)	(19,405)
Proceeds from sales and maturities of investments	3,900	39,785
Net cash (used in) provided by investing activities	(15,067)	20,326
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from Purchase Agreement	10,000	—
Payments of offering costs relating to Purchase Agreement	(1,305)	—
Proceeds from issuance of common stock and warrants from June Offering	14,000	—
Payments of offering costs relating to June Offering	(1,134)	—
Proceeds from exercise of stock options and ESPP purchases	966	16
Net cash provided by financing activities	22,527	16
Net increase in cash and cash equivalents	542	11,425
Cash and cash equivalents — beginning of period	9,125	2,013
Cash and cash equivalents — end of period	$9,667	$13,438
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$599
Cash paid for income taxes	$24	$1
NONCASH INVESTING AND FINANCING ACTIVITIES:
Proceeds from sale of fixed assets included in prepaid expenses and other current assets at end of period	$1	$—
Offering costs in accounts payable and accrued expenses at end of period	$46	$—
Common stock warrants issued to placement agent and included in offering costs related to Purchase Agreement	$526	$—
Common stock warrants issued to placement agent and included in offering costs related to June Offering	$239	$—
Reclassification of common stock adjustment feature liability balance	$8,378	$—
Exchange of membership interest in unconsolidated entity for common stock	$—	$2

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